FOR IMMEDIATE RELEASE

For:     United Fire & Casualty Company
118 Second Avenue SE, PO Box 73909
Cedar Rapids, Iowa 52407-3909

Contact: Randy A. Ramlo, President/CEO, 319-399-5700

United Fire & Casualty Company Board of Directors Authorizes Stock Repurchase

CEDAR RAPIDS, IA—August 31, 2007 — United Fire & Casualty Company (“United Fire” or the “Company”) (NASDAQ: UFCS) today announced that its Board of Directors authorized the Company to repurchase up to six hundred thousand (600,000) shares of common stock. Under this share repurchase program, the Company may purchase common stock from time to time through open market or privately negotiated transactions . The amount and timing of any purchases will be determined at United Fire’s discretion and will depend upon a number of factors, including the price, economic and general market conditions, and corporate and regulatory requirements. The share repurchase program will be in effect for two years, but may be modified or discontinued at any time.

Randy A. Ramlo, United Fire’s President and Chief Executive Officer, commented, “ We believe that repurchasing shares at an attractive price can be a productive use of our capital and has the impact of increasing shareholder value.”

Additionally, effective August 31, 2007, United Fire has chosen to no longer be rated by Standard & Poor’s (“S&P”). Randy A. Ramlo commented, “This was a difficult decision, but in our view, S&P’s philosophy, particularly with respect to risk, model interpretation, and capital adequacy, do not align with our understanding of the insurance business. We will continue to be rated by A.M. Best Company, which we believe is the most important rating agency for the insurance industry. ”

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United Fire & Casualty Company is a regional insurer that, along with its insurance subsidiaries, offers personal and commercial property and casualty insurance and life insurance. The company markets its products principally through its regional offices in Cedar Rapids, Iowa (company headquarters); Denver, Colorado; and Galveston, Texas. For the 15th consecutive year, United Fire & Casualty Company has been named to the Ward’s 50, a respected benchmark group of the industry’s top-performing insurance companies. For more information about United Fire & Casualty Company and its products and services, visit our website, www.unitedfiregroup.com.

Disclosure of forward-looking statements

This release may contain forward-looking statements about our operations, anticipated performance and other similar matters. The forward-looking statements are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and/or projected. Such forward-looking statements are based on current expectations, estimates, forecasts and projections about our Company, the industry in which we operate, and beliefs and assumptions made by management. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “continues,” “seeks,” “estimates,” “predicts,” “should,” “could,” “may,” “will continue,” “might,” “hope” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in Part I Item 1A “Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2006 filed with the SEC on March 1, 2007 and in our report on Form 10-Q for the quarter ended June 30, 2007, filed with the SEC on July 27, 2007. The risks identified on Form 10-K and Form 10-Q are representative of the risks, uncertainties, and assumptions that could cause actual outcomes and results to differ materially from what is expressed in forward-looking statements.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release or as of the date they are made.